Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,500,000.00	09-30-2016	04-30-2018	8197223	UG		***

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	RELIV' INTERNATIONAL, INC.; RELIV', INC.; RELIV' WORLD CORPORATION; and SL Technology, Inc. 136 Chesterfield Industrial Boulevard Chesterfield, MO 63005	Lender:	Enterprise Bank & Trust St. Peters 300 St. Peters Centre Boulevard St. Peters, MO 63376

This First Amendment to Business Loan Agreement ("Amendment") dated September 30, 2016, references and amends a certain Business Loan Agreement dated as of September 30, 2015 ("Loan Agreement") between Enterprise Bank & Trust ("Lender") and RELIV INTERNATIONAL,INC.,RELIV', INC., RELIV' WORLD CORPORATION, and SL Technology, Inc. ("Borrower").

RECITALS

A.      Lender and Borrower have previously entered into the above referenced Loan Agreement.

B.       Lender and Borrower wish to modify and amend the terms and conditions of the Loan Agreement, as hereinafter provided.

NOW THEREFORE, in consideration of the covenants and mutual agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

This Amendment to Loan Agreement shall add the following:

Minimum EBITDA. Borrower shall have a Minimum EBITDA of not less than $200,000.00 on 12/31/2016 with a trailing three months then, Borrower shall have a Minimum EBITDA of not less than $200,000.00 on 3/31/2017 with a trailing three months then, Borrower shall have a Minimum EBITDA of not less than $400.000.00 on 6/30/2017 with a trailing six months then, Borrower shall have a Minimum EBITDA of not less than $600,000.00 on 9/30/2017 with a trailing nine months then, Borrower shall have a Minimum EBITDA of not less than $800,000.00 on 12/31/2017 with a trailing twelve months then, Borrower shall have a Minimum EBITDA of not less than $200,000.00 on 3/31/2018 with a trailing three months. This covenant will be measured quarterly.

EBITDA means for any period, consolidated net income of the Borrower(s) for such period, before interest expense, income tax expense, depreciation and amortization and management fees and further adjusted to exclude any gain or loss on the sale of assets, other extraordinary gains or losses and any One-time Adjustments approved by the Bank.

Unused Line Fee. Borrower shall pay an unused line fee in an amount equal to 0.250% per annum on the difference between the amount of the Promissory Note and the average principal balance of the Promissory Note dated September 30, 2015 between Borrower and Lender in the original principal an1ount of $3,500.000.00 known as loan number 8197223. This covenant will be tested on a quarterly basis.

The Loan Agreement as amended hereby shall continue in full force and effect until such time as all of Borrower's obligations and indebtedness to Lender have been paid in full, including principal, interest, costs and expenses.

Borrower confirms and acknowledges to Lender that (i) all of the representations. warranties and covenants contained in the Loan Agreement as of the date of the Amendment are true and correct in all material respects and (ii) there now exists no event of default under the Loan Agreement or any event or omission that with the giving of notice or the passage of time would constitute an event of default under the Loan Agreement.

Except as expressly set forth in this Amendment, all terms and conditions of the Loan Agreement and all other instruments, agreements and documents executed in connection with the Loan Agreement and the Notes shall remain unmodified and in full force and effect.

Electronic Signature. This Amendment to Loan Agreement may be signed and transmitted electronically or by facsimile machine or telecopier; the signature of any person on an electronically (including without limitation, as a portable digital format document (.pdf) or facsimile transmitted copy hereof shall be considered an original signature; and an electronically or facsimile transmitted copy hereof shall have the same binding effect as an original signature on an original document. At the request of any party hereto, any electronic, facsimile or telecopy copy of this Amendment shall be re-executed in original form. No party hereto may raise the use of electronic mail, a facsimile machine or telecopier or the fact that any signature was transmitted through the use of electronic mail or a facsimile or telecopier as a defense to the enforcement of this Amendment.

ORAL AGREEMENTS. ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGR EEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as or the date and year first above written.

FIRST AMENDMENT TO LOAN AGREEMENT

Loan No: 8197223	(Continued)	Page 2

BORROWER:

RELIV' INTERNATIONAL, INC.

By:	/s/ Ryan A. Montgomery	By:	/s/ Steven D. Albright
Ryan A. Montgomery, President of RELIV' INTERNATIONAL, INC.		Steven D. Albright, Chief Financal Officer of RELIV' INTERNATIONAL, INC.

RELIV', INC.

By:	/s/ Ryan A. Montgomery	By:	/s/ Steven D. Albright
Ryan A. Montgomery, President of RELIV', INC.		Steven D. Albright, Chief Financial Officer of RELIV', INC.

By:	/s/ Brett M. Hastings
Brett Hastings, Chief Operating Officer of RELIV', INC.

RELIV' WORLD CORPORATION

By:	/s/ Ryan A. Montgomery	By:	/s/ Steven D. Albright
Ryan A. Montgomery, President of RELIV' WORLD CORPORATION		Steven D. Albright, Chief Financial Officer of RELIV' WORLD CORPORATION

SL TECHNOLOGY, INC.

By:	/s/ Steven D. Albright	By:	/s/ Brett M. Hastings
Steven D. Albright, Treasurer of SL Technology, Inc.		Brett Hastings, Secretary of SL Technology, Inc.

LENDER:

ENTERPRISE BANK & TRUST

By:	/s/ Kenneth R. Gumper, Jr., SVP
Authorized Officer